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                                                                Exhibit 10.42

                             EMPLOYMENT AGREEMENT
                             --------------------


     This Employment Agreement ("Agreement") is executed and delivered as of September 27, 1996, by and between Eastern Environmental Services, Inc., a Delaware corporation ("Company"), and Willard Miller, an individual ("Employee").

                                   RECITALS
                                   --------

     The Company conducts a diversified waste management business, including, without limitation, waste hauling operations, landfills and other waste management, recycling and waste testing operations ("Business"). The Employee is the sole shareholder of Super Kwik, Inc. ("Super Kwik"), a New Jersey corporation which is a party to an Agreement of Merger by and between the Company, Waste Maintenance Services, Inc. and Super Kwik ("Merger Agreement"). In accordance with the Merger Agreement, Super Kwik will be merged into a subsidiary of the Company on the closing date of the Merger Agreement. The Employee is an executive with extensive experience in the waste industry. Commencing on the date the Merger Agreement closes, the Company desires to hire Employee as its Executive Vice President and the Employee desires to accept the position offered.

     The position of the Employee with the Company will give the Employee access to and familiarity with confidential information and business methods used in the operation of the Business. During the course of Employee's employment, Employee will become familiar with and aware of information as to the specific manner of doing

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business and the customers of the Company and the Company's future plans.
Employee has and will have knowledge of trade secrets of the Company which are valuable assets of the Company.

     Employee recognizes that the business of the Company is dependent upon a number of trade secrets and confidential business information, including customer lists, customer data and operational information. The protection of these trade secrets is of critical importance to the Company. The Company will sustain great loss and damage if, for whatever reason, Employee should violate the provisions of paragraph 4 of this Agreement. Further, Employee acknowledges that any such violation would cause irreparable harm to Company and that Company would be entitled, without limitation, to injunctive relief to remedy such violation.

     NOW, THEREFORE, in consideration of Ten Dollars ($10), and the mutual promises, terms and conditions set forth herein and the performance of each, the parties hereby agree as follows:

     1.  Services.
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     (a)  Company hereby employs Employee as its Executive Vice President in charge of Southern New Jersey waste collection operations. Employee shall also have the title of Executive Vice President of the subsidiary created by the merger set forth in the Merger Agreement. For purposes of this Agreement, the term "Territory" shall mean Trenton, New Jersey and all parts of New Jersey south of Trenton, New Jersey, Philadelphia, Pennsylvania and such other areas agreed upon by Company and Employee. Additional

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or different duties, titles or positions may be assigned to Employee or may be taken from Employee from time to time by the Company's President; provided, that the Employee consents to such changes. The Company shall not change Employee's Territory without Employee's consent.

     (b) Employee hereby accepts employment upon the terms and conditions contained in this Agreement. Employee shall faithfully adhere to, execute and fulfill all directions and policies established by the Board, to the extent such instructions do not violate applicable laws.

     (c) Employee is being employed as a full time employee and Employee agrees to devote his full efforts and attention to his duties to the Company.

     2.  Compensation.
         ------------

     (a) For all services to be rendered by Employee to Company, Company shall pay Employee an annual salary at the rate of One Hundred Fifty Thousand ($150,000) Dollars per year, payable in accordance with Company's normal payroll procedures. The Company, at its discretion, may from time to time grant bonuses and raises to the Employee.

     (b) Effective on the commencement of this Agreement's term the Employee shall be given a warrant ("Warrant") convertible into Two Hundred Thousand (200,000) shares of the Company's common stock at a per share exercise price equal to the closing sale price of the Company's common stock on July 29, 1996. The Warrant shall be

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convertible over a period of four years.  The Warrant shall be convertible into shares in blocks of 50,000 shares. The first conversion of the Warrant may not take place until one year from the date the term of this Agreement commences and a further block of 50,000 shares may be converted on each subsequent anniversary date of this Agreement's term. Notwithstanding the prior sentence the Warrant may be converted to all 200,000 shares immediately, upon a Change of Control, as hereafter defined in Paragraph 2(e) below. The term of the Warrant shall be ten years. If this Agreement is terminated, the Warrant shall not be effected and shall remain in full force and effect.

     (c) To the extent that Company, from time to time in its sole discretion, offers or provides any of the following to its employees, then Employee, on an equal basis with such other employees, shall be entitled to: (i) participation in all, if any, life, health, medical, hospital, accident and disability insurance programs of Company in existence for the benefit of the Company's executives and for which Employee qualifies; (ii) participation in all, if any, pension, retirement, profit sharing or stock purchase plans for which Employee qualifies; and (iii) participation in any other employee benefits which Company accords to its employees.

     (d) During the term of Employee's employment with Company, Employee shall be entitled to reimbursement for reasonable business expenses incurred on behalf of Company. Employee shall be paid a monthly car allowance of Five Hundred ($500) Dollars a month.

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     (e)  For purposes of this Agreement, a "Change of Control" shall mean the occurrence of the events set forth in items (i) and (ii).

          (i) The acquisition in one or more transactions by any "Person", (as the term "Person" is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the 1934 Act")) of "Beneficial Ownership" (as the term beneficial ownership is used for purposes of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"). For purposes of this Paragraph 2(e), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding). For purposes of this Paragraph 2(e) the acquisition of Employee of the Beneficial Ownership of 50% percent or more of the Voting Securities shall not be a Change of Control.

          (ii) The current directors of the Company no longer constitute a majority of the Company's Board of Directors.

     3.  Term.  The term of this Agreement shall begin on the date that closing
         ----
under the Merger Agreement occurs and that Super Kwik is merged into a subsidiary of the Company and shall continue for a term of four (4) years thereafter. Employee's employment under this Agreement may be terminated during the term hereof only as set

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forth in Paragraph 7 of this Agreement.

     4.  Noncompetition Covenants.
         ------------------------
     (a) Employee agrees that the noncompetition covenants contained in this Paragraph 4 are a material and substantial part of this Agreement.

     (b) Employee covenants that during Employee's employment with Company and for one year following the termination of Employee's employment (regardless of the reason for the termination) the Employee shall not, directly or indirectly, without the prior express written consent of Company, do any of the things set forth in item (i) through (v) below.

          (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, agent, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in the waste disposal industry, including, without limitation, waste hauling, waste disposal, land filling, handling demolition waste, handling special waste, collecting or disposing of municipal special waste, and recycling waste, in each case within the Territory, as defined in Paragraph 1(a);

          (ii) call upon any person who is, at the time of the contact, an employee of Company or its affiliates within the Territory, if the employee serves the Company in a managerial capacity and if the purpose and intent of the contact is to entice such employee away from or out of the employ of Company or its affiliates;

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          (iii) call upon any person or entity, which is, at the time of the contact, a customer of the Company or its affiliates within the Territory, for the purpose of soliciting or selling any of the services which are the services offered by the Company within the Territory;

          (iv) disclose the identity of the customers of Company or its affiliates, whether in existence or proposed, to any person, firm, partnership, corporation or other entity whatsoever, for any reason or purpose whatsoever, except if approved by the Board or if compelled to do so by a governmental agency, Court Order or subpoena; or

          (v) promote, or assist, financially or otherwise, any person, firm, partnership, corporation or other entity whatsoever to do any of the above.

     Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Employee from acquiring as an investment not more than ten percent of the capital stock of a competing business, the stock of which is traded on a national securities exchange or over-the-counter.

     For the purposes of this Agreement, the term "affiliates" shall mean one or more of: (a) each subsidiary of Company, and (B) each other entity under the direct or indirect control of the Company.

     (c) The Company will sustain significant losses and damages, if Employee breaches the covenants in this Paragraph 4. There is

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no adequate monetary remedy for the immediate and irreparable damage that would be caused to Company by Employee's breach of its non-competition covenants. Employee agrees that, in the event of a breach by him of the foregoing covenants, such covenants may be enforced by Company by, without limitation, injunctions and restraining orders.

     (d) It is agreed by the parties that the covenants in this Paragraph 4 impose a reasonable restraint on Employee in light of the activities and business of Company on the date of the execution of this Agreement and the future plans of Company.

     (e) The covenants in this Paragraph 4 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

     (f) The covenants in this Paragraph 4 shall be construed as independent of any other provision of this Agreement and the existence of any claim or cause of action of Employee against Company whether predicated on this Agreement, or otherwise, shall not constitute a defense to the enforcement by Company of such covenants. It is specifically agreed that the duration of the noncompetition covenants stated above shall be computed by

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excluding from such computation all time during which Employee is in violation of any provision of this Paragraph 4 and all time during which there is pending in any court of competent jurisdiction any action (including any appeal from any judgment) brought by any person, whether or not a party to this Agreement, in which action Company seeks to enforce the agreements and covenants of Employee or in which any person contests the validity of such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement. Provided that, no such exclusion shall include the period of time within which Employee has ceased violating this paragraph, whether or not as a result of being in compliance with Court injunction or doing so voluntarily, and whether or not any action is pending against Employee.

     5.  Return of Company Property.  All correspondence, reports, charts,
         --------------------------
products, records, designs, patents, plans, manuals, "field guides," memoranda, advertising materials, lists and other data or property collected by or delivered to Employee by or on behalf of the Company or its representatives, customers and government entities (including, without limitation, customers obtained for Company by Employee), and all other materials compiled by Employee which pertain to the business of Company shall be and shall remain the property of Company, shall be subject at all times to the Company's discretion and control and shall be delivered promptly to Company upon request at any time and without request upon completion or other termination of Employee's employment hereunder.

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     6.  Inventions.  Employee shall disclose promptly to Company any and all
         ----------
conceptions and ideas for inventions, improvements, and valuable discoveries, whether patentable or not, which are conceived or made by Employee solely or jointly with another during the period of employment which are related to the business or activities of the Company. Employee hereby assigns and agrees to assign all his interests therein to Company or its nominee. Whenever requested to do so by Company, Employee shall execute any and all applications, assignments or other instruments that Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect Company's interest therein. These obligations shall continue beyond the termination of employment with respect to inventions, improvements and valuable discoveries, whether patentable or not, conceived, made or acquired by Employee during the period of employment, and shall be binding upon Employee's heirs, assigns, executors, administrators and other legal representatives.

     7.  Termination; Rights of Termination.
         ----------------------------------

     (a) Employee's employment under this Agreement may be terminated during the term hereof upon the occurrence of any of the items set forth below. If Employee's employment under this Agreement is terminated for any of the reasons set forth below, Employee shall be entitled to receive, and shall immediately be paid in full, one months annual salary that would have been paid under Paragraph 2(a) above, if this Agreement had not been

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terminated.  If in any one or more of the following items occur this Agreement shall be terminated as follows:

          (i)    Automatically upon the death of Employee.

          (ii) Automatically upon the resignation of the Employee, occurring when no Change of Control occurred or if the Change of Control occurred more than three months after the resignation.

          (iii)  By Company upon written notice to Employee in the event of:

                 (A) Employee's inability to perform his duties under this Agreement because of illness or physical or mental disability or other incapacity which continues for a period of 90 days; or

                 (B) Employee's theft or fraud with respect to the business or affairs of Company or if Employee is convicted of a crime involving fraud or theft.

     If the Agreement is terminated by the Company, the Employee shall be provided with a written notice of termination which shall state the reason for Employee's termination .

          (b) The Company may terminate the Employee's employment under this Agreement, ninety (90) days after providing written notice that one of the events set forth in items (i) or (ii) below has occurred, if within the ninety
(90) day period after the notice was given, the Employee has not remedied the action or omission which was specified in the written notice. If Employee's employment under this Agreement is terminated for the reasons set

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forth in item (i) or (ii) below, Employee shall be entitled to receive, and shall immediately be paid in full, six months annual salary that would have been paid under Paragraph 2(a) above, if this Agreement had not been terminated. The items allowing the Company to terminate the Employee, as set forth in this Paragraph 7(b) are as follows:

          (i)   Employee's breach of this Agreement; or
          (ii) Employee's unsatisfactory performance of his duties and/or obligations to the Company, as determined in good faith by the Company.

The written notice of to be provided to Employee by Company under this Paragraph 7(b) shall specifically state the action or inaction of Employee which in the Company's opinion caused item (i) or (ii) above to exist.

     (c) Employee's employment under this Agreement may be terminated during the term hereof upon the occupance of any of the items set forth below. If Employee's employment under this Agreement is terminated for any of the reasons set forth below, Employee shall be entitled to receive, and shall immediately be paid in full, two years annual salary that would have been paid under Paragraph 2(a) above, if this Agreement had not been terminated. If in any one or more of the following items occur this Agreement shall be terminated as follows:

          (i) Automatically upon the resignation of the Employee, within three months of a Change of Control; or

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          (ii)   By Company upon written notice to Employee in the event of the
     Company's merger, consolidation, or other business combination with another entity where the Company is not the surviving entity or the Company's sale of substantially all its assets.

     If the Agreement is terminated by the Company, the Employee shall be provided with a written notice of termination which shall state the reason for Employee's termination.

     (d) In the event of termination of Employee's employment under this Agreement for any reason provided in paragraph 7(a), 7(b) or 7(c), all rights and obligations of Company and Employee under this Agreement shall cease immediately, except that Employee's obligations under this subparagraph and paragraphs 4, 5, 6, and 9 herein and Company's obligations to pay the amounts to be paid under Paragraph 7(a), 7(b) or 7(c),as applicable, shall survive such termination. After such termination Employee shall have no right to receive any compensation hereunder, except as set forth in Paragraph 7(a), 7(b) or 7(b).

     8.  Authority.  Employee shall be authorized to obligate the Company in
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accordance with the Company's policies and procedures from time to time in effect.

     9.  Representations of Employee.  Employee represents and warrants to
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Company that he is not subject to any restriction or noncompetition covenant in favor of a former employer or any other person or entity, and that the execution of this Agreement by

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Employee and his provision of services to Company and the performance of his obligations hereunder will not violate or be a breach of any agreement with a former employer or any other person or entity. Further, Employee agrees to indemnify Company for any claim, including, but not limited to, attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against Company based upon or arising out of any noncompetition agreement or invention and secrecy agreement between Employee and such third party.

     10.  Complete Agreement.  This Agreement is the final, complete and
          ------------------
exclusive statement and expression of the agreement between Company and employee, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as this Agreement. This Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous discussions, correspondence, or oral or written agreements of any kind. This Agreement may be modified, altered or otherwise amended only by a written instrument executed by both Company and Employee.

     11.  No Waiver; Remedies Cumulative.  No waiver by the parties hereto of
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any default or breach of any term, condition or covenant of this Agreement shall be deemed to e a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall

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be cumulative with all other rights, remedies and elections available at law or in equity.

     12.  Assignment; Binding Effect.  Employee understands that he has been
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selected by Company on the basis of his personal qualifications, experience and skills. This Agreement is not assignable. This Agreement shall be binding upon and inure to the benefit of the parties hereto and Company's successors.

     13.  Notice.  All notices or other communications required or permitted
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hereunder shall be in writing and may be given by depositing the same in the
United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

     To Company:    President
                    1000 Crawford Place
                    Mt. Laurel, N.J. 08054

              with a copy to:

                    Robert M. Kramer & Assoc., P.C.
                    1150 First Avenue, Suite 900
                    King of Prussia, PA 19406


     To Employee:   Willard Miller
                    230 Orono Place
                    Somerdale, N.J. 08083


Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three days after the deposit in the U.S. mail of a writing addressed as

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above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 14.

     14.  Severability; Headings.  If any portion of this Agreement is held
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invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in nay way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.

     15.  Governing Law.  This Agreement shall in all respects be construed in
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accordance with the laws of the State of New Jersey.

                                            EASTERN ENVIRONMENTAL SERVICES, INC.


                                            By: /s/Louis D. Paolino, Jr.
                                               --------------------------
                                            Louis D. Paolino, Jr.




                                                /s/Willard Miller
                                            -----------------------------
                                            Willard Miller

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